Exhibit 1.1

CyrusOne Inc.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

SALES AGREEMENT

July 1, 2016

July 1, 2016

[NAME OF AGENT]

[ADDRESS OF AGENT]

Ladies and Gentlemen:

CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne GP, a Maryland statutory trust (the “General Partner”), which is a subsidiary of the Company and the sole general partner of CyrusOne LP, a Maryland limited partnership and subsidiary of the Company (the “Operating Partnership”), and the Operating Partnership each confirms its agreement with [•] (the “Agent”), with respect to the proposed issuance and sale from time to time to or through the Agent, as sales agent and/or principal, of shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”) by the Company on the terms and subject to the conditions set forth in this Sales Agreement.  The Company, the General Partner and the Operating Partnership have also entered into separate sales agreements (each, an “Alternative Sales Agreement”), dated as of the date hereof, with each of [Raymond James & Associates, Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc.] (each, an “Alternative Agent”) for the issuance and sale from time to time to or through the Alternative Agents of the Shares on the terms and subject to the conditions set forth in the Alternative Sales Agreements.  The Company, the General Partner and the Operating Partnership each agree that, if and when the Company determines to sell Shares directly to the Agent or an Alternative Agent as principal, they will enter into one or more separate agreements (each, a “Terms Agreement” or “Alternative Terms Agreement,” respectively), substantially in the form set forth in Annex A, relating to such sale.  The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement, the Alternative Sales Agreements, any Terms Agreement and any Alternative Terms Agreement shall not exceed $320,000,000 (the “Maximum Amount”) or the applicable Quarterly Maximum Amount (as defined below).  References herein to this “Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Sales Agreement and, to the extent relevant and unless otherwise stated or the context otherwise requires, any Terms Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-211114), including a prospectus, on Form S-3, relating to, among other securities of the Company and certain of its subsidiaries, shares of Common Stock, including the Shares.  The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the related prospectus, dated May 4, 2016, in the form in which it has been filed most recently with the Commission on or prior to the date of this Agreement is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement (the “Prospectus Supplement”) specifically relating to the Shares and any applicable pricing supplement thereto that the Company will prepare and file in accordance with the terms of this Agreement and pursuant to the provisions of Rule 424(b) under the Securities Act in the form in which the Basic Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agent for use in connection with the offering and sale of the Shares contemplated hereby, are collectively referred to herein as the “Prospectus.”

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means, with respect to the offer or sale of any Shares, the Prospectus, each applicable free writing prospectus relating to such Shares, if any, issued at or prior to the Applicable Time (as defined below), the number of such Shares offered at such Applicable Time and the public offering price of such Shares, all considered together, and “Applicable Time” means, with respect to any particular Shares, the time immediately prior to the first contract of sale for such Shares pursuant to this Agreement or any relevant Terms Agreement, or such other time as mutually agreed by the Company, the General Partner, the Operating Partnership and the Agent.  Unless otherwise indicated or the context otherwise requires, as used herein, the terms “Registration Statement,” “Basic Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein prior to the relevant Applicable Time.  Unless otherwise indicated or the context otherwise requires, the terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus shall include any post-effective amendment to the Registration Statement and all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.                                      Representations and Warranties.  The Company, the General Partner and the Operating Partnership, jointly and severally, represent and warrant to and agree with the Agent that at the date of this Agreement, each Applicable Time, each Representation Date (as defined in Section 6(m) hereof), each Recommencement Date and each Settlement Date that:

(a)                                 (i) The Company meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement is an automatic shelf registration statement under Rule 405 of the Securities Act and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement.  Each of the Registration Statement and any post-effective amendment thereto has become effective, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto is in effect and no proceedings for such purpose are pending before or threatened by the Commission; and (ii) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(b)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at each Applicable Time, the Time of Sale Prospectus, as then amended or supplemented by the Company, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to you or any Alternative Agent furnished to the Company in writing by you or any Alternative Agent expressly for use therein, it being understood and agreed that the only such information furnished by you or any Alternative Agent consists of the information described as such in the last sentence of Section 8(b) hereof or the last sentence of Section 8(b) of such Alternative Agent’s applicable Alternative Sales Agreement.

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  The Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus with respect to the Shares being issued and sold hereunder.

(d)                                 Each of the Company and each of its Significant Subsidiaries (“Significant Subsidiary” means any Subsidiary (as defined below) that is a “significant subsidiary” of the Company within the meaning of Rule

1-02 of Regulation S-X promulgated by the Commission) as set forth on Schedule I hereto (i) is either a corporation, a statutory trust, a limited partnership or a limited liability company duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization and (ii) has full corporate, trust, limited partnership or limited liability company, as the case may be, power to enter into, execute, deliver, perform, make and consummate, as the case may be, the transactions contemplated by this Agreement.  Each of the Company and each of its Significant Subsidiaries (1) has full corporate, trust, limited partnership or limited liability company, as the case may be, power to own, lease and operate its properties and to conduct the businesses in which they are engaged and (2) is duly qualified as a foreign corporation, a foreign statutory trust, a foreign limited partnership or a foreign limited liability company, as the case may be, to transact business and is in good standing (if applicable) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify or to have such power and authority could not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

“Material Adverse Effect” means (A) a material adverse change in, or a material adverse effect upon, the operations, business, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (B) the material impairment of the ability of any of the Company, the Operating Partnership or the General Partner to consummate the transactions contemplated by this Agreement and to perform its material obligations under any of the documents related thereto.

(e)                                  This Agreement has been and any Terms Agreement will have been, at the time of execution and delivery thereof, duly authorized, executed and delivered by the Company, the General Partner and the Operating Partnership.

(f)                                   (i) The Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Partnership Agreement”) has been duly authorized by the Company, the Operating Partnership and the General Partner and is a valid and binding agreement of the Company, the General Partner and the Operating Partnership, enforceable against each of the Company, the General Partner and the Operating Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by federal or state securities law or principles of public policy, and (ii) the Declaration of Trust of the General Partner (as amended, the “Declaration of Trust”) is in full force and effect.  The General Partner is the sole general partner of the Operating Partnership.

(g)                                  (i) The authorized stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) as of the date of this Agreement, the Company has the authorized stock as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Description of CyrusOne Inc. Common Stock” and “Description of CyrusOne Inc. Preferred Stock.”  Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s stock.

(h)                                 The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i)                                     Subject to Section 6(i) hereof, the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement or any Terms Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or other similar rights.

(j)                                    (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, (iv) at the date of this Agreement and any Terms Agreement, and (v) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act.

(k)                                 All of the issued and outstanding common units of limited partnership interest in the Operating Partnership (“OP Units”) have been duly authorized, validly issued, fully paid and non-assessable, and none of the OP Units have been issued in violation of any preemptive or other similar rights and the OP Units conform to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, OP Units or other ownership interests of the Operating Partnership.

(l)                                     All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company (each, a “Subsidiary,” and together, the “Subsidiaries”) other than the Operating Partnership have been duly authorized, validly issued, fully paid and non-assessable, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus; except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries other than the Operating Partnership are owned by the Company either directly or through the Subsidiaries that are wholly owned by the Operating Partnership, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind, except for pledges by the Company or the Subsidiaries as security for the obligations under the Company’s revolving credit facility. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any of the Subsidiaries other than the Operating Partnership.

(m)                             Except pursuant to the terms of the indebtedness described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (ii) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other of the Subsidiaries.

(n)                                 None of the Company or any of the Subsidiaries is (i) in violation of its charter or bylaws (or similar organization documents), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation in any respect of any Applicable Law (as defined below) or order or decree of any

Governmental Authority (as defined below) to which it or its property or assets are subject; except for any default or violation under clauses (ii) and (iii) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)                                 Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the entering into, execution, delivery and performance (including the issuance of the Shares) by each of the Company, the Operating Partnership and the General Partner of this Agreement and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Company Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or such Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary is bound or to which any of the property or assets of the Company or such Subsidiary is subject, (ii) result in the violation of any provisions of the charter or bylaws (or similar organization documents) of the Company or such Subsidiary or (iii) result in the violation of, or in the creation or imposition of any lien, charge or encumbrances upon any property or assets of the Company or such Subsidiary pursuant to any Applicable Law or any judgment, order or decree of any Governmental Authority having jurisdiction over the Company or such Subsidiary or any of their properties or assets, except in the case of clauses (i) and (iii) above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)                                 No consent, approval, authorization or order of, or filing or registration with, any such Governmental Authority under any such Applicable Law, judgment, order or decree is required for the execution, delivery and performance by the Company, the Operating Partnership and the General Partner of this Agreement, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, filings, orders, registrations or qualifications (A) which shall have been obtained or made prior to each Settlement Date or (B) the failure of which to be obtained or made could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

“Applicable Law” means all laws, statutes, rules, regulations and orders of, and legally binding interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority applicable to the Company or any Subsidiary or any of their properties, assets or operations.

“Governmental Authority” means any of (A) the government of the United States of America or any State or other political subdivision thereof, (B) any government or political subdivision of any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which properly asserts jurisdiction over any properties of the Company or any Subsidiary, (C) any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of any such government, (D) the NASDAQ Global Select Market (“NASDAQ”) and (E) the Financial Industry Regulatory Authority, Inc. (“FINRA”).

“Company Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(q)                                 None of the Company or any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company (other than as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or other), operations, business, properties or results of operations of the Company and the Subsidiaries, taken as a whole, and, except as disclosed in or contemplated by the Time of Sale Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(r)                                    Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or administrative proceedings pending by or before any person to which any of the Company or the Subsidiaries is a party or of which any business, property or assets of the Company or any of the Subsidiaries is the subject, or, to the knowledge of the Company, after due inquiry, by which any business property or assets of the Company or any of the Subsidiaries would reasonably expect to be affected, which, (i) if determined adversely to the Company or any of the Subsidiaries, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (ii) would reasonably be expected to question the validity or enforceability of this Agreement or any Terms Agreement, or any action taken or to be taken pursuant thereto; and to the knowledge of the Company, no such proceedings are threatened or contemplated.

(s)                                   None of the Company or any of the Subsidiaries is, or, after giving effect to the transactions contemplated by this Agreement or by any Terms Agreement as described in the Prospectus, will be, required to be registered as an “investment company” or a company “controlled by” an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(t)                                    The Company and the Subsidiaries (i) are in compliance with any and all Environmental Laws, (ii) have received all Environmental Permits and (iii) are in compliance with all terms and conditions of any such Environmental Permits, except where such noncompliance with Environmental Laws, failure to receive Environmental Permits or failure to comply with the terms and conditions of such Environmental Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)                                 There are no written notices of potential liability or written notices of noncompliance that have been received by the Company or any of the Subsidiaries, nor are any claims pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their properties (including the Properties (as defined below)), in each case alleging a violation under or liability under Environmental Laws, which could, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.

(v)                                 Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there is not and has not been any presence, storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of Hazardous Materials (as defined below) by the Company and the Subsidiaries, or any predecessor entity for whose acts or omissions the Company and the Subsidiaries is or may be liable from, in, on, at, under, about or upon any property now or, during the period of ownership, lease or operation by the Company and the Subsidiaries, previously owned, leased or operated by the Company or any of the Subsidiaries, or upon any other property, in violation of any

Environmental Law or which would, under any Environmental Law, give rise to any liability of the Company or any of the Subsidiaries; and (ii) there is not and has not been any presence, disposal, discharge, emission or other release of any kind onto such property of any Hazardous Materials with respect to which the Company has knowledge.

“Environmental Laws” means all applicable foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, Environmental Permits (as defined below) of, and legally-binding agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters (including, without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act and the Emergency Planning and Community Right-to-Know Act).

“Environmental Permits” means all permits, licenses, registrations, consents, approvals and other authorizations of any Governmental Authority which are required with respect to any of the facilities of the Company or any of the Subsidiaries for operations under any applicable Environmental Laws.

“Hazardous Materials” means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar meaning and effect, under any applicable Environmental Law; and (iii) any other chemical, material or substance, the release of which is prohibited, limited or regulated by any Environmental Law.

(w)                               There are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any person granting such person the right to require the Company or any of the Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of the Subsidiaries or to require the Company or any of the Subsidiaries to include such securities with the Shares registered pursuant to the Registration Statement.

(x)                                 None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any, direct or indirect, unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(y)                                 The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(z)                                  (i)  The Company represents that neither the Company nor any of the Subsidiaries (collectively, the “Entity”) nor, to the knowledge of the Company, any director or officer of the Entity, nor any agent, employee or affiliate of the Entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)                               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (collectively, “Sanctions”); or

(B)                               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Crimea and Syria).

(ii)  The Entity represents and covenants that it will not use the proceeds of the offering of the Shares hereunder or under any Terms Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, Agent, advisor, investor or otherwise).

(aa)                          (i) The Company or a Subsidiary has fee simple title to or leasehold or subleasehold interests in the real property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each a “Property” and collectively, the “Properties”), in each case, free and clear of all mortgages, liens, security interests, claims, restrictions, encumbrances or defects, other than those that (A) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) could not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made or proposed to be made of any Property by the Company or any Subsidiary as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) neither the Company nor any of the Subsidiaries owns any material real property other than the Properties; (iii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) each lease or sublease relating to a Property under which the Company or any of the Subsidiaries is the tenant or subtenant material to the business of the Company and the Subsidiaries, considered as one enterprise, is in full force and effect, (B) neither the Company nor any of the Subsidiaries has received any written notice of any event which, with or without the passage of time or the giving of notice, or both, would constitute a material default under any such lease or sublease and (C) the Company has no knowledge of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any such leases or subleases, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease; and (iv) to the knowledge of the Company, no lessee of any of the Properties is in default under any of the leases governing the Properties and the Company has no knowledge of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a material default under any such lease.

(bb)                          The Company has no knowledge of any violation of any municipal, state or federal law, rule or regulation concerning any Property and, to the knowledge of the Company, each of the Properties complies with all applicable laws, ordinances and regulations (including without limitation, building and zoning codes and laws relating to access to the Properties) and deed restrictions or other covenants, except in each case (A) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) for any such violations or such other failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)                            Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries (A) has received from any Governmental Authority any written notice of any proposed condemnation of, or zoning change affecting, the Properties or (B) knows of any such condemnation or zoning change which is threatened and, in the case of clauses (A) and (B), which, if consummated, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)                          Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages encumbering the Properties are not and will not be: (A) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any of the Subsidiaries; (B) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries; or (C) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries.  None of the Company or the Subsidiaries holds participating interests in such mortgages or deeds of trust.

(ee)                            To the knowledge of the Company, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, and each Property has access to sufficient electrical power to conduct business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except in each case (A) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) for such violations or failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)                              All options and rights of first refusal to purchase all or part of any Property or any interest therein have been disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.  There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or the Operating Partnership of interests in assets or real property that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not already so described.

(gg)                            Neither the Company nor any of the Subsidiaries has sent or received any written notice regarding termination of, or the election of a tenant not to renew, any of the contracts or agreements with any of the top 20 tenants (based on contractual base rent for the quarter ended immediately preceding such date of determination for which internal financial statements are available and multiplied by four) of the Company, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement except where the termination or non-renewal of such contracts or agreements could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)                          The Company and each of the Subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, other than any such claims which, if determined adversely to the Company or any such Subsidiary, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii)           Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries has insurance or adequate reserves covering its respective properties, operations, personnel and businesses, which insurance or adequate reserves are in amounts as are adequate to protect the Company and the Subsidiaries and their businesses.

(jj)           Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries carries or is entitled to the benefits of title insurance on the fee interests with respect to each Property with financially sound and reputable insurers, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(kk)                          No labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is threatened or imminent that, in each case, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)           Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries possesses all licenses, authorizations and permits issued by, and has made all declarations and filings with, all appropriate Governmental Authorities which are necessary for the ownership of its respective properties or the conduct of its respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and neither the Company nor any of the Subsidiaries has received notification of any revocation or modification of any such material license, authorization or permit.

(mm)                  Deloitte & Touche LLP, who has certified certain financial statements of the Company and the Subsidiaries, is an Independent Registered Public Accounting Firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(nn)                          RSM US LLP, who have certified certain financial statements of Cervalis Holdings LLC, a Delaware limited liability company (“Cervalis”), and its subsidiaries, are independent auditors.

(oo)                          Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the historical financial statements of the Company and its consolidated subsidiaries (including the related notes) and Cervalis and its consolidated subsidiaries (including the related notes) (collectively, the “Financial Statements”), incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods covered thereby, and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, in each case in accordance with GAAP, except as noted in the Financial Statements, and (ii) the other financial, accounting and statistical information and data related to the entities purported to be covered by the Financial Statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information purported to be shown thereby at the respective dates and for the respective periods to which they apply, and except as disclosed therein, have been prepared on a basis consistent with the Financial Statements and the books and records of the entities as to which such information is shown.

(pp)                          Any unaudited pro forma condensed consolidated financial statements and the related notes thereto incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been or will be prepared in accordance in all material respects with the applicable requirements of Regulation S-X under the Securities Act and, in the opinion of the Company, the assumptions used in the preparation thereof are or will be reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give or will give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect or will reflect the proper application of these adjustments to the corresponding historical financial statement amounts.

(qq)                          Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and a system of accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s authorization, (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(rr)                                The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(ss)                              Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and the Subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and the Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(tt)                                The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing provisions thereof that are then in effect and with which the Company is required to comply as of the date hereof.

(uu)                          None of the Company or any of the Subsidiaries is in default, and no waiver of default is currently in effect, in the payment of the principal of or interest on any material indebtedness of the Company or any of the Subsidiaries and no event or condition exists with respect to any indebtedness of the Company or any of the Subsidiaries that would permit (or that with notice, lapse of time or both, would permit) any person to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(vv)                          Commencing with its taxable year ended December 31, 2013, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.  All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(ww)                      Each of the Company and each of the Subsidiaries has timely filed all federal, state, local and foreign income and other tax returns and notices required to be filed by Applicable Law, except where the failure to file such tax returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such tax returns were in all material respects true, correct and complete.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no audit, administrative proceedings or court proceedings are presently pending with regard to any material potential federal, state, local or foreign tax of any nature, and the Company has no knowledge of any tax deficiencies which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Company and each of the Subsidiaries has paid (within the time and in the manner prescribed by law) all federal, state and local taxes of any nature which are due (whether or not shown on any tax returns), in each case except for those not yet delinquent, those being contested in good faith by appropriate proceedings diligently conducted for which the Company and/or each of the Subsidiaries has established on its books and records adequate reserves to pay all outstanding tax liabilities in accordance with GAAP and where the failure to pay such taxes could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of the Company or any of the Subsidiaries has requested any extension of time within which to file any material tax return, which return has not since been filed within the time period permitted by such extension, except for where the failure to file such return within the time period permitted by such extension could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The amounts currently set up as provisions for taxes or otherwise by the Company and the Subsidiaries on their books and records are reasonably expected to be sufficient for the payment of all their unpaid federal, state and local taxes accrued through the dates as of which they speak, and for which each of the Company and each of the Subsidiaries may be liable in their own right, or as a transferee of, or as successor to any other corporation, association, partnership, joint venture or other entity.

(xx)                          Each of the Company, the General Partner and the Operating Partnership is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except for noncompliance that could not reasonably be expected to result in a Material Adverse Effect.  Except as could not reasonably be expected to result in a Material Adverse Effect, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Company, the General Partner or the Operating Partnership would have any material liability.  Except as could not reasonably be expected to result in a Material Adverse Effect, neither the Company, the General Partner nor the Operating Partnership has incurred or expects to incur material liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan.”

(yy)                          Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock and the Operating Partnership has not sold, issued or distributed any OP Units during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(zz)                            The Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on NASDAQ.  The

Common Stock has been registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock (including the Shares) on NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.

(aaa)                   The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(bbb)                   Neither the Company nor any of its Subsidiaries are a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement, the Alternative Sales Agreements, any Terms Agreements and any Alternative Terms Agreements) that would give rise to a valid claim against the Company or any of its Subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Shares.

2.                                      Agreements to Sell and Purchase.

(a)         Subject to the terms and conditions set forth herein and in any applicable Terms Agreement, the Company agrees to issue and sell Shares through the Agent acting as sales agent or directly to the Agent acting as principal from time to time, and the Agent agrees to use its commercially reasonable efforts to sell the Shares when acting as sales agent for the Company.  Sales of the Shares, if any, through the Agent acting as sales agent will be made by means of ordinary brokers’ transactions on NASDAQ or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or, subject to specific instructions of the Company, at negotiated prices.

(b)         The Shares are to be sold on an agented basis, on any trading day (other than a day on which NASDAQ is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which the Company has instructed the Agent to make such sales and the Company has satisfied or the Agent has waived the obligations specified in Sections 5 and 6(j) hereof.  On any Trading Day, the Company may instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Shares to be sold by the Agent on such Trading Day and the minimum price per Share at which such Shares may be sold (“Instruction Notice”).  The Instruction Notice shall originate from one of the individuals from the Company set forth on Schedule II, and shall be addressed to one of the individuals from the Agent set forth on Schedule II, as such Schedule II may be amended from time to time.  Subject to the terms and conditions specified herein, the Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell as sales agent all of the Shares so designated by the Company in accordance with such instruction.  The Company and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company if it fails to sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement and (C) the Agent shall be under no obligation to purchase Shares on a principal basis, except as otherwise specifically agreed by the Agent and the Company pursuant to a Terms Agreement.  Only the Agent or one Alternative Agent will be instructed to sell Shares on a given day.  In the event of a conflict between the terms of this Agreement and those of a Terms Agreement, the terms of such Terms Agreement shall control.

(c)          The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of the Shares with respect to which the Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company has instructed the Agent to sell, hereunder prior to the giving of such notice.  The Company and the Agent each agree that no such notice under this Section 2(c) shall be effective against the other unless it is made by one of the individuals on Schedule II of such party to one of the individuals of the other party named on Schedule II, as such Schedule II may be amended from time to time.

(d)         Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares sold pursuant to (i) this Agreement, (ii) all Alternative Sales Agreements, (iii) all Terms Agreements and (iv) all Alternative Terms Agreements, exceed (A) the Maximum Amount or the applicable Quarterly Maximum Amount (as defined in Section 6(i) hereof) or (B) the aggregate gross sales price or number, as the case may be, of Shares (1) available for issuance under the Prospectus and the then currently effective Registration Statement, (2) authorized from time to time to be issued and sold under this Agreement, all Alternative Sales Agreements, all Terms Agreements and all Alternative Terms Agreements by the Company’s board of directors (the “Board”) or an authorized committee thereof or (3) approved for listing on NASDAQ, and, in each case referred to in this clause (B), notified to the Agent in writing.  In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent or principal be sold at a price lower than the minimum price therefor, if any, authorized from time to time by the Board or an authorized committee thereof and notified to the Agent in writing.  The Agent shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(e)          If the Company or the Agent believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, such party shall promptly notify the other party, and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)

(i)                                Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or request the offer or sale of, any Shares through the Agent as sales agent, and, by notice to the Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares, and the Agent shall not be obligated to offer or sell any Shares, (A) during any period in which the Company is, in its reasonable opinion, in possession of material non-public information or (B) except as provided in Section 2(f)(ii) hereof, at any time during the period commencing on the 5th business day prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or similar results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods (each date of such a filing, a “Company Periodic Report Date”), as the case may be, covered by such Earnings Announcement (each time that any such document is filed, a “Filing Time,” and each such period, an “Earnings Period”).

(ii)                             Subject to the limitations set forth herein and as otherwise may be mutually agreed upon by the Company and the Agent, and notwithstanding clause (B) of Section 2(f)(i) hereof, if the Company wishes to offer or sell Shares through the Agent (as sales agent) at any time during an Earnings Period, the Company shall (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K that shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, (ii) provide the Agent with the officers’ certificates, opinions of counsel and accountants’ letters called for by Sections 6(m), (n) and (o), respectively, hereof, (iii) afford the Agent the opportunity to conduct a reasonable due diligence review in accordance with Section 6(r) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provisions of Section 2(f)(i)(B) hereof shall not apply for the period from and after the time that the conditions set forth in clauses (i), (ii), (iii) and (iv) of this Section 2(f)(ii), as such conditions may be waived by the Agent or modified by mutual agreement of the Company and the Agent, have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the corresponding Filing Time.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificates, opinions of counsel and accountants’ letters pursuant to this Section 2(f)(ii) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including the obligation to deliver officers’ certificates, opinions of counsel and accountants’ letters as provided in Sections 6(m), (n) and (o), respectively, hereof and (B) this Section 2(f)(ii) shall in no way affect or limit the operation of clause (A) of Section 2(f)(i) hereof, which shall have independent application.

(g)          Any obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

3.                    Terms of Public Offering.

(a)         The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Company shall be the market prices prevailing at the time of sale for shares of the Company’s Common Stock sold by the Agent on NASDAQ or otherwise, at prices related to prevailing market price or at negotiated prices.  The compensation payable to the Agent for sales of Shares shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Shares sold by the Agent pursuant to this Agreement.  The foregoing rate of compensation shall not apply when the Agent acts as principal pursuant to a Terms Agreement, in which case the Company may sell Shares to the Agent as principal at a price agreed upon at the relevant Applicable Time.  The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Authority in respect of such sales, shall constitute the net proceeds to the Company for such Shares (“Net Proceeds”).  The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made.  Notwithstanding the foregoing, in the event the Company engages the Agent as sales agent for a sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the Agent will use reasonable commercial efforts to agree to compensation that is customary for the Agent with respect to such transactions.

(b)         The Agent shall provide written confirmation to the Company following the close of trading on NASDAQ on each Trading Day on which Shares are sold by the Agent acting as sales agent under this Agreement.  Such confirmation shall set forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to the Agent with respect to such sales.

4.                    Payment and Delivery.

Settlement for sales of the Shares pursuant to Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Settlement Date”). On each Settlement Date for the sale of Shares through the Agent as sales agent, such Shares shall be delivered by the Company to the Agent in book-entry form to the Agent’s account at The Depository Trust Company against payment by the Agent of the Net Proceeds from the sale of such Shares in immediately available funds by wire transfer delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default. The applicable Net Proceeds on any Settlement Date shall always be delivered substantially simultaneously with the Shares delivered by the Company.

5.                    Conditions to the Agent’s Obligations.  The obligations of the Agent to purchase and pay for the Shares that the Company has instructed the Agent to sell hereunder and under any Terms Agreement, are subject to (i) the accuracy of the representations and warranties of the Company, the General Partner and the Operating Partnership contained herein (A) as of each Representation Date, (B) as of each Recommencement Date, (C) as of each Applicable Time, (D) as of each Settlement Date and (E) as of the date such instructions are given to the Agent or the date of such Terms Agreement, as the case may be, (ii) the performance in all material respects by the Company, the General Partner and the Operating Partnership of their covenants and other obligations hereunder and (iii) the following further conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement:

(i)     There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible downgrading, in the rating accorded any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)  There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Agent shall have received on each date and within each time period specified in Section 6(m) hereof a certificate, dated such applicable date and signed by an executive officer of the Company on its own behalf and as General Partner of the Operating Partnership, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company, the General Partner and the Operating Partnership contained in this Agreement that are qualified by materiality are true and correct as of such applicable date and those not so qualified are true and correct in all material respects as of such applicable date and that the Company, the General Partner and the Operating Partnership have complied in all material respects with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before such applicable date.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Agent shall have received on each date and within each time period specified in Section 6(n) hereof an opinion and 10b-5 letter of the outside counsel for the Company, dated such applicable date, with respect to the matters identified in Exhibit A hereto.

(d)                                 The Agent shall have received on each date and within each time period specified in Section 6(n) hereof an opinion of the outside counsel for the Agent, dated such applicable date, covering such matters as the Agent may reasonably request.

(e)                                  The Agent shall have received on each date and within each time period specified in Section 6(n) hereof an opinion of the Maryland counsel for the Company, dated such applicable date, with respect to the matters identified in Exhibit B hereto.

(f)                                   The Agent shall have received on each date and within each time period specified in Section 6(n) hereof an opinion of the special tax counsel for the Company, dated such applicable date, with respect to the matters identified in Exhibit C hereto.

(g)                                  The Agent shall have received on each date and within each time period specified in Section 6(n) hereof a certificate of the General Counsel of the Company, dated such applicable date, with respect to the matters identified in Exhibit D hereto.

(h)                                 The Agent shall have received, on each date and within each time period specified in Section 6(o) hereof, a letter dated such applicable date, in form and substance reasonably satisfactory to the Agent, from Deloitte & Touche LLP, an Independent Registered Public Accounting Firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its Subsidiaries and certain financial information with respect to the Company and its Subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Settlement Date pursuant to any Terms Agreement shall use a “cut-off date” not earlier than the date of such Terms Agreement.

(i)                                     Upon commencement of the offering of Shares under this Agreement and promptly following the authorization of a Quarterly Maximum Amount by the Board subject to Section 6(i)(i) hereof, the Company shall furnish or cause to be furnished promptly to the Agent a certificate of an executive officer of the Company, dated such date, in a form reasonably satisfactory to the Agent stating the minimum sales price per share, if any, for the sale of such Shares pursuant to this Agreement and the maximum aggregate offering price, including the applicable Quarterly Maximum Amount, that may be issued and sold pursuant to this Agreement, as authorized from time to time by the Board or an authorized committee thereof, and the number of Shares that have been approved for listing subject to official notice of issuance, on NASDAQ.

(j)                                    The Agent shall have received, on each date and within each time period specified in Section 6(o) hereof, a letter dated such date, in form and substance reasonably satisfactory to the Agent, from RSM US LLP, independent auditors, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Cervalis and its subsidiaries and certain financial information with respect to Cervalis and its subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, using a “cut-off date” not earlier than the date of this Agreement; provided, however, that the condition set forth in this Section 5(j) shall not apply if the financial statements of Cervalis and its subsidiaries are no longer required to be contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus under Applicable Law.

(k)                                 The Shares shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

(l)                                     The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 6(k).

6.                    Covenants of the Company.  The Company covenants with the Agent as follows:

(a)                                 To furnish to you, without charge, a signed copy of the Registration Statement (without exhibits thereto), as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Prior to the completion of the transactions contemplated by this Agreement and all Terms Agreements or the termination of this Agreement and all Terms Agreements, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus (other than any Current Report on Form 8-K and any exhibits thereto), to furnish to you a copy of each such proposed amendment or supplement and not to file or use any such proposed amendment or supplement to which you reasonably object promptly after receipt thereof, and to file with the Commission in the manner and within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.  In connection with any Terms Agreement, the Company will prepare and file with the Commission, subject to Section 6(f) hereof and as required by Applicable Law, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object, in each case with respect to the Shares being issued and sold hereunder.  If at any time following issuance of an issuer free writing prospectus with respect to the Shares any event shall occur or condition shall exist as a result of which such issuer free writing prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Agent and will promptly amend or supplement, at its own expense, such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission.

(d)                                 Not to take any action that would result in you or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder, but for the action of the Company.

(e)                                  [Intentionally omitted.]

(f)                                   The Company will comply in all respects with the Securities Act and the Exchange Act, including the rules and regulations thereunder, so as to permit the completion of sales of Shares as contemplated in this Agreement and any Terms Agreement and in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  If, during such period after the first date of the public offering of the Shares, in the opinion of counsel for the Agent or the Company, any event shall occur or condition exist as a result of which it is necessary to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Time of Sale Prospectus or the

Prospectus in order that Time of Sale Prospectus or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time such Time of Sale Prospectus or Prospectus, as applicable, is delivered to a purchaser, (iii) amend or supplement the Registration Statement, Time of Sale Prospectus or Prospectus to comply with applicable law (including, without limitation, the Securities Act and Exchange Act) or (iv) supplement the Time of Sale Prospectus or Prospectus with a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, the Company will promptly (A) give the Agent written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission, to comply with such requirements or disclose such offer and sale of Shares covered by a Terms Agreement and furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing and (C) file with the Commission any such amendment or supplement and use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agent shall reasonably object promptly after receipt of such amendment or supplement.

(g)                                  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)                                 The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(i)

(i)     To convene the Board no fewer that one time per fiscal quarter, commencing with the quarter beginning July 1, 2016, to authorize the maximum aggregate offering price of shares (as amended by a subsequent authorization of the Board, the “Quarterly Maximum Amount”) to be issued and sold, in the aggregate, under this Agreement, any Alternative Sales Agreement, any Terms Agreement and any Alternative Terms Agreement, for the period commencing on the date of such meeting through the earlier of (A) the date of the next regularly scheduled quarterly meeting of the Board or (B) the next date that a Quarterly Maximum Amount is authorized.

(ii)  To not instruct the Agent or any Alternative Agent to make any sales of Shares that would exceed the applicable Quarterly Maximum Amount.

(j)                                    Whether or not the transactions contemplated in this Agreement or in any Terms Agreement are consummated or this Agreement or all Terms Agreements are terminated (other than a termination by the Agent where all of the conditions set forth in Section 5 hereof have been satisfied; provided that the foregoing limitation shall not apply to any termination by the Agent pursuant to Section 10 hereof and that under no circumstances shall the Agent be required to reimburse the Company for any of the Company’s costs or expenses), to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Agent and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Agent, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Agent (in an amount not to exceed $10,000) incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the document production charges and expenses associated with printing this Agreement and any Terms Agreement and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section and Section 8 entitled “Indemnity and Contribution” below, the Agent will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

If the Company has not instructed the Agent and the Alternative Agents to offer and sell Shares under this Agreement and the Alternative Sales Agreements with an aggregate offering price of at least $80,000,000 prior to July 1, 2017 (or such earlier date as of when this Agreement and each Alternative Sales Agreement has been terminated by the Company), the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agent incurred in connection with this Agreement; provided, however, that the Company shall not be so required to reimburse the Agent in the event that (1) the Agent terminates this Agreement prior to July 1, 2017 (excluding any termination by the Agent due to the Company’s, the General Partner’s or the Operating Partnership’s willful misconduct or gross negligence, provided that such willful misconduct or gross negligence is determined by a final judgment of a court of competent jurisdiction) or (2) the Company terminates this Agreement prior to July 1, 2017 due to the Agent’s willful misconduct or gross negligence, provided that such willful misconduct or gross negligence is determined by a final judgment of a court of competent jurisdiction.

(k)                                 The Company shall promptly notify the Agent (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities, unless such offering is reasonably related to an offering of Common Stock), (ii) after it receives notice thereof, of comments or any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, or for additional information and (iii) after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement pursuant to Rule 401(g)(2) of the Securities Act or of the issuance of any order preventing or suspending the use of the Prospectus or any other prospectus in respect of the Shares (or any amendment or supplement thereto), or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement or pursuant to Section 8A of the Securities Act.  If the Commission should issue a stop order suspending the effectiveness of the Registration Statement, the Company will use its commercially reasonable efforts to obtain the withdrawal of such order.  In the event of any issuance of a notice of objection by the Commission, the Company shall promptly take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agent as contemplated herein and in any Terms Agreement, which may include amending the Registration Statement or filing a new registration statement and paying any associated filing fees.  The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(l)                                     The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter (which, in the case of an Annual Report on Form 10-K, would include the information for the last quarterly period of the fiscal year) in which sales of Shares were made by or through the Agent or any Alternative Agent under this Agreement or any Alternative Sales Agreement or (ii) in a prospectus supplement for such quarterly period filed by the Company with the Commission related to the sale of Shares in such quarter, the number of Shares sold by or through the Agent or any Alternative Agent under this Agreement or any Alternative Sales Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agent or any Alternative Agent with respect to such sales of Shares during the relevant period.

(m)                             (A) Upon commencement of the offering of Shares under this Agreement, (B) each time Shares are delivered to the Agent as principal pursuant to a Terms Agreement on a Settlement Date, (C) promptly after (i) each date the Registration Statement or the Prospectus shall be amended or supplemented, as applicable, or a new registration statement relating to the Shares shall become effective (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 6(l)(ii) hereof or relates solely to the offering of securities other than Common Stock or (3) in connection with the filing of any Current Report on Form 8-K (other than any Current Report on Form 8-K which the Company files under the Exchange Act and which contains capsule financial information, financial statements or supporting schedules including any Current Report on 8-K under Item 2.02 of such form that is considered “filed” under the Exchange Act)) (each such date, a “Registration Statement Amendment Date”), (ii) each Company Periodic Report Date, (iii) in the event the Company wishes to offer or sell Shares through the Agent during an Earnings Period, the date on which an

Earnings 8-K is filed with the Commission pursuant to Section 2(f)(ii) hereof (a “Company Earnings Report Date”), (iv) each reasonable request by the Agent (the date of such request, a “Request Date”), and (v) to the extent not duplicative of clause (D) of this Section 6(m), on each Suspension Rescission Date (as defined in Section 6(q)) (each Registration Statement Amendment Date, Company Periodic Report Date, Company Earnings Report Date, Request Date and Suspension Rescission Date, shall hereinafter be referred to as a “Representation Date”) and (D) the date of each recommencement of sales after a Suspension Period in accordance with Section 6(q)(i) hereof (a “Recommencement Date”), the Company will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent) a certificate, dated the date of delivery thereof to the Agent, in form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the certificates referred to in Section 5(b) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the Time of Sale Prospectus as amended and supplemented to the date of such certificate.  The obligations of the Company under this Section 6(m) shall be suspended during any Suspension Period.  As used in clause (C) of this Section 6(m), “promptly” shall be deemed to be a period within ten (10) business days after such Representation Date; provided, however, to the extent there shall be a sale of Shares on or following such Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(n)                                 (A) Upon commencement of the offering of Shares under this Agreement, (B) each time Shares are delivered to the Agent as principal pursuant to a Terms Agreement on a Settlement Date, (C) promptly after each Representation Date and (D) on each Recommencement Date, the Company will furnish or cause to be furnished to the Agent the written opinions and/or letters of counsel to the Agent, outside counsel to the Company, Maryland counsel to the Company and special tax counsel to the Company, and the certificate of the General Counsel of the Company, dated the date of delivery thereof to the Agent, in form and substance reasonably satisfactory to the Agent and its counsel and of the same tenor as the opinions, letters and/or certificates referred to in Sections 5(c), (d), (e), (f) and (g) hereof but modified as necessary to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to the date of such opinion and/or letter or, in lieu of any such opinion and/or letter, counsel last furnishing such opinion and/or letter to the Agent shall furnish the Agent (with a copy to counsel for the Agent) with a letter substantially to the effect that the Agent may rely on such counsel’s last opinion and/or letter to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion and/or letter shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to the date of such letter authorizing reliance).  The obligations of the Company under this Section 6(n) shall be suspended during any Suspension Period.  As used in clause (C) of this Section 6(n), “promptly” shall be deemed to be a period within ten (10) business days after such Representation Date; provided, however, to the extent there shall be a sale of Shares on or following such Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(o)                                 (A) Upon commencement of the offering of Shares under this Agreement, (B) each time Shares are delivered to the Agent as principal pursuant to a Terms Agreement on a Settlement Date, (C) promptly after each Representation Date and (D) on each Recommencement Date, the Company will cause Deloitte & Touche LLP (or any successor independent accountants to the Company) and RSM US LLP to each furnish to the Agent a letter, dated the date of delivery thereof to the Agent, in form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 5(h) (with respect to the letter to be delivered by Deloitte & Touche LLP or any successor independent accountants to the Company) or Section 5(j) (with respect to the letter to be delivered by RSM US LLP) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the date of such letter, or, in lieu of any such letter, independent accountants last furnishing such letter to the Agent shall furnish the Agent with a letter substantially to the effect that the Agent may rely on such independent accountant’s last letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to the date of such letter authorizing reliance).  The obligations of the Company under this Section 6(o) shall be suspended during any Suspension Period.  For purposes of clarity, the parties hereto acknowledge and agree that RSM US LLP is not the Company’s independent accountants and the Company is not obligated to cause RSM US LLP to take any action other than in accordance with Section 5(j) and this Section 6(o) hereof.  For the avoidance of doubt, the covenant set forth in this Section 6(o) related to RSM US LLP shall not apply if the financial statements of Cervalis and its subsidiaries are no longer required to be contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus under Applicable Law. As used in clause (C) of this Section 6(o), “promptly” shall be deemed to be a period within ten (10) business days after such Representation Date; provided, however, to the extent there shall be a sale of Shares on or following such Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(p)                                 (i) If, immediately prior to the third anniversary (“Renewal Deadline”) of the initial effective date of the Registration Statement, this Agreement is still in effect or any Shares purchased by the Agent as principal pursuant to a Terms Agreement remain unsold, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agent.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agent, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 120 days after the Renewal Deadline.

(ii) The Company will take all other action reasonably necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated herein or in any Terms Agreement.  If, at any time, during the term of this Agreement or otherwise when Shares purchased by the Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agent, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance satisfactory to the Agent, (iii) use its reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agent of such effectiveness.  The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  The obligations of the Company under this Section 6(p)(ii) shall be suspended during any Suspension Period.

References herein to the “Registration Statement” shall include any such new shelf registration statement.

(q)                                 Subject to Section 2(c) hereof, the Company may notify the Agent by telephone (confirmed promptly by telecopy or email) or by such other method as the Company and the Agent shall mutually agree, that it does not intend to sell Shares under this Agreement for the period commencing on such date and continuing until the earlier of (i) the date the Company instructs the Agent to sell Shares under this Agreement or (ii) the date on which the Company instructs the Agent that it is revoking its prior notice to the Agent that it does not intend to sell Shares pursuant to this Agreement (such period, a “Suspension Period” and, the date referenced to in clause (ii) of this Section 6(q), a “Suspension Rescission Date”).  During any such Suspension Period, the Company’s obligations to provide certificates, legal opinions and letters from independent accountants pursuant to Sections 6(m), 6(n) or 6(o) hereof shall be automatically suspended and waived.

(r)                                    The Company will cooperate reasonably promptly with any reasonable due diligence review conducted by the Agent or counsel for the Agent in connection with the offer and sale of Shares contemplated herein or in any Terms Agreement, including upon reasonable notice, providing such information and making available such documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(s)                                   The Company will use its reasonable best efforts to effect and maintain the listing of the Shares on, and satisfy the requirements of, NASDAQ.

(t)                                    The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the Exchange Act.

(u)                                 If, to the knowledge of the Company, any filing required by Rule 424 of the Securities Act in connection with an offering of Shares shall not have been made or the representations and warranties of the Company contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from or through the Agent, the right to refuse to purchase and pay for such Shares; provided that the Agent shall have provided the Company with the identity of any such persons who have agreed to purchase such Shares.

Except during a Suspension Period, during the period beginning on and including the third business day immediately prior to the date on which the Company has instructed the Agent to make sales of Shares under this Agreement through and including the first business day immediately following the related Settlement Date, unless the Company gives the Agent at least three (3) business days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction, the Company will not, without the prior written consent of the Agent: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than a universal shelf registration statement that will be automatically effective upon filing with the Commission, a post-effective amendment to the Registration Statement or any Registration Statement or amendment or supplement thereto to register the offer and sale of Shares pursuant to this Agreement, any Alternative Sales Agreement, any Terms Agreement or any Alternative Terms Agreement, as applicable).  The foregoing sentence shall not apply to (a) the Shares to be offered and sold pursuant to this Agreement, any Alternative Sales Agreement, any Terms Agreement or any Alternative Terms Agreement, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Agent have been advised in writing, (c) the transfer of shares of the Company’s stock by operation of the provisions of Article VII of the Company’s charter, (d) the issuance of shares of Common Stock, the grant of rights to acquire shares of Common Stock, the reservation of shares of Common Stock for issuance, or the filing of a registration statement on Form S-8 relating to the offering of shares of Common Stock, in each case, pursuant to any of the Company’s stock incentive, compensation, employee stock purchase or similar employee benefit plans described in the Registration Statement and the Time of Sale Prospectus or (e) the entry into an agreement providing for the issuance by the Company of shares of Common Stock (or any security convertible into or exercisable for shares of Common Stock) in connection with strategic investments (including joint ventures) or the acquisition by the Company or any of the Subsidiaries of the securities, business, property or other assets of another person or entity and the issuance of any such shares or securities pursuant to any such agreement; provided that the aggregate number of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) that the Company may sell or issue or agree to sell or issue pursuant to clause (e) shall not exceed 10% of the total number of shares of the Company’s Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement, any Alternative Sales Agreement, any Terms Agreement or Alternative Terms Agreement.  Upon receipt of any written notice contemplated above, the Agent may suspend its activity under this Agreement or any Terms Agreement for such period of time as requested by the Company or as may be determined appropriate by the Agent in light of the proposed action.

7.                    Covenants of the Agent.  The Agent covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Agent that otherwise would not be required to be filed by the Company thereunder, but for the action of the Agent.

8.                    Indemnity and Contribution.  (a) Each of the Company, the General Partner and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless the Agent, each person, if any, who controls the Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Agent within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Agent furnished to the Company in writing by you expressly for use therein.

(b)                                 The Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, the General Partner, the Operating Partnership, their respective directors and officers, each person, if any, who controls the Company, the General Partner or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company, the General Partner and the Operating Partnership within the meaning of Rule 405 under the Securities Act to the same extent as the foregoing indemnity from the Company, the General Partner and the Operating Partnership to the Agent set forth in Section 8(a) above, but only with reference to information relating to the Agent furnished to the Company in writing by you expressly for use in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.  The Company, General Partner and the Operating Partnership acknowledge that the only information furnished in writing by or on behalf of the Agent for inclusion in the Prospectus shall be the Agent’s name on the cover of the Prospectus and in the first paragraph under the caption “Plan of Distribution” in the Prospectus, and the information set forth in the last sentence of the second full paragraph under the caption “Plan of Distribution” in the Prospectus, but only to the extent such information is with respect to the actions of the Agent and not any Alternative Agent.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (B) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including different defenses.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Agent, in the case of parties indemnified pursuant to Section 8(a), by the Company, the General Partner and the Operating Partnership, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder or under any Terms Agreement by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the General Partner and the Operating Partnership, on the one hand, and the Agent, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, the General Partner and the Operating Partnership, on the one hand, and of the Agent, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the General Partner and the Operating Partnership, on the one hand, and the Agent, on the other hand, in connection with the applicable offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from such offering of the Shares (before deducting expenses) received by the Company, the General Partner and the Operating Partnership bear to the total commissions and/or underwriting discounts received by the Agent pursuant to this Agreement and any Terms Agreement.  The relative fault of the Company, the General Partner and the Operating Partnership, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the General Partner and the Operating Partnership or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Company, the General Partner, the Operating Partnership and the Agent agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares placed or underwritten by it for sale to the public exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company, the General Partner and the Operating Partnership contained in this Agreement or in any Terms Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or of any Terms Agreement, (ii) any investigation made by or on behalf of any Agent, any person controlling any Agent or any affiliate of any Agent or by or on behalf of the Company, its officers or directors, the General Partner, the Operating Partnership or any person controlling the Company, the General Partner and the Operating Partnership and (iii) acceptance of and payment for any of the Shares.

9.                    [Intentionally Omitted].

10.             Termination.

(a)                                 This Agreement may be terminated for any reason, at any time, by either the Company or the Agent, upon prior written notice to the other party hereto.  Any termination shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 4 hereof.

(b)                                 The Agent may terminate a Terms Agreement to which it is a party at any time at or prior to the applicable Settlement Date if (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or NASDAQ, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(c)          This Agreement shall remain in full force and effect until such time as Shares having an aggregate gross sales price equal to the Maximum Amount shall have been issued and sold, in the aggregate, under this Agreement, any Alternative Sales Agreement, any Terms Agreement and any Alternative Terms Agreement, unless this Agreement is terminated prior thereto pursuant to this Section 10 or otherwise by mutual agreement of the parties.

(d)         In the event of any termination under this Section 10, neither party will have any liability to the other party hereto, except that (i) the Agent shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (A) the Agent shall own any Shares purchased by it as principal pursuant to a Terms Agreement or (B) the Company has instructed the Agent to offer and sell any Shares but the Settlement Date with respect to such Shares has not occurred, the covenants set forth in Section 6 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 6(h) hereof, the provisions of Section 6(j), 8, 13, 15 and 17 hereof shall remain in effect.

11.                 Effectiveness.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

12.                 Research Analyst Independence. Each of the Company, the General Partner and the Operating Partnership acknowledges that the Agent’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company, the General Partner and the Operating Partnership acknowledges that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement or any Terms Agreement.

13.                 Entire Agreement.  (a) This Agreement, together with any Terms Agreement, contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering and sale of the Shares, represents the entire agreement between the Company, the General Partner, the Operating Partnership and the Agent with respect to the preparation of the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the sale of the Shares.

(b)         Each of the Company, the General Partner and the Operating Partnership acknowledges that in connection with the offering of the Shares: (A) the Agent has acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the General Partner and the Operating Partnership or any other person, (B) the Agent owes the Company, the

General Partner and the Operating Partnership only those duties and obligations set forth in this Agreement, any Terms Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (C) the Agent may have interests that differ from those of the Company, the General Partner and the Operating Partnership.  Each of the Company, the General Partner and the Operating Partnership waives to the full extent permitted by applicable law any claims it may have against the Agent arising from an alleged breach of fiduciary duty in connection with the offering and sale of the Shares.

14.                 Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or of any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

16.                 Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.                 Trial by Jury.  Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the General Partner (on its behalf and, to the extent permitted by applicable law, on behalf of its sole trustee and affiliates) and the Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates) and the Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby.

18.                 Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Agent shall be delivered, mailed or sent to [•], if to the Company, the General Partner or the Operating Partnership shall be delivered, mailed or sent to CyrusOne Inc., 1649 West Frankford Road, Carrollton, Texas 75007, Attention: Robert M. Jackson, Esq., with a copy to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, Attention: William V. Fogg, Esq.

19.                 [Assignment.  The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s investment banking or related business may be transferred following the date of this Agreement.](1)

(Remainder of Page Intentionally Left Blank)

(1)  Note to Draft:  To be included in Sales Agreement for Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Very truly yours,

CyrusOne Inc.

By:
Name:
Title:

CyrusOne GP

By: CyrusOne Inc., as the sole trustee

By:
Name:
Title:

CyrusOne LP

By: CyrusOne GP, as the sole general partner

By: CyrusOne Inc., as the sole trustee

By:
Name:
Title:

[Sales Agreement]

Accepted as of the date hereof

[ • ]

By:	[•]

By:
Name:
Title:

[Sales Agreement]

SCHEDULE I

SIGNIFICANT SUBSIDIARIES

CyrusOne LP (Maryland)

CyrusOne LLC (Delaware)

Cervalis Holdings LLC (Delaware)

Cervalis LLC (Delaware)

I-1

SCHEDULE II

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

CyrusOne Inc.

Gregory Andrews

Robert Jackson

Amitabh Rai

Michael Schafer

Gary Wojtaszek

[Agent]

[ • ]

II-1

EXHIBIT A

MATTERS TO BE COVERED BY OPINION AND 10B-5 LETTER OF OUTSIDE COUNSEL FOR THE COMPANY

1.                            Based solely on certificates from the Secretary of State of the State of Delaware, each of CyrusOne TRS Inc., CyrusOne LLC , CyrusOne Foreign Holdings LLC, CyrusOne Government Services LLC, Cervalis Holdings LLC and Cervalis LLC is a corporation or a limited liability company validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

2.                            No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York State or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made or obtained by the Company, the General Partner or the Operating Partnership for the execution and delivery of the Sales Agreements, the consummation of the transactions contemplated by the Sales Agreements and the performance by the Company, the General Partner and the Operating Partnership of their respective obligations under the Sales Agreements, other than (i) those that have been obtained or made, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus,” (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Agents or (iv) those as to which the failure to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.                                      The execution and delivery of the Sales Agreements, the consummation of the transactions contemplated by the Sales Agreements and the performance by the Company, the General Partner and the Operating Partnership of their respective obligations under the Sales Agreements, (i) do not result in a breach of or constitute a default under the express terms and conditions of any Specified Agreement and (ii) will not violate any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware applicable to the Company, the General Partner or the Operating Partnership, except, in the case of clause (ii), such violations that, individually or in the aggregate, would not have a Material Adverse Effect.  Our opinion in clause (i) of the preceding sentence relating to the Specified Agreements does not extend to compliance with any financial ratio or limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency).

4.                                      Based solely on the certificate dated the date hereof, from an officer of the Company, attached as Exhibit A hereto, the Company is not required to register as an

A-1

“investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.                                      The Registration Statement initially became effective under the Securities Act on May 4, 2016, and, assuming prior payment by the Company of the pay-as-you-go registration fee for the offering of Shares, upon filing of the Prospectus with the Commission, the offering of the Shares as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

6.                                      The Shares have been duly authorized for listing, subject to official notice of issuance, on the NASDAQ Global Select Market.

In addition to furnishing the opinions set forth above, such counsel shall also deliver a letter stating that, subject to certain limitations and qualifications and on the basis of information gained in the course of the performance of the services rendered, the Registration Statement, at the time of its latest effective date, and the Prospectus, as of the date of such letter, appeared or appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that we do not express any view as to the financial statements and other information of an accounting or financial nature included therein.  Furthermore, such counsel shall also advise you that such counsel’s work in connection with this matter did not disclose any information that gave such counsel reason to believe that:  (i) the Registration Statement (insofar as relevant to the offering contemplated by the Prospectus), at [•](2), 2016 (the “Applicable Date”), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of its date or as of the date of such letter, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, we do not express any view as to the financial statements and other information of an accounting or financial nature included therein.

(2)  Note to Draft:  Latest effective date.

A-2

EXHIBIT B

MATTERS TO BE COVERED BY OPINION OF MARYLAND COUNSEL FOR THE COMPANY

1.                                      The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the Company has all necessary corporate power to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus(3) under the captions “Summary,” “Risk Factors” and “Use of Proceeds” and in the 10-K under the captions “Item 1. Business” and “Item 1A. Risk Factors” (collectively, the “Business Captions”) and to enter into and perform its obligations under the Sales Agreements(4).

2.                                      CyrusOne Finance is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

3.                                      The General Partner is a statutory trust duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the General Partner has all necessary trust power to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and the 10-K under the Business Captions and to enter into and perform its obligations under the Sales Agreements.

4.                                      The Operating Partnership is a limited partnership duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the Operating Partnership has all necessary limited partnership power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the 10-K under the Business Captions and to enter into and perform its obligations under the Sales Agreements.

5.                                      The number of shares of authorized stock of the Company is as set forth under the captions “Description of CyrusOne Inc. Common Stock” and “Description of CyrusOne Inc. Preferred Stock” in each of the Registration Statement and the Prospectus.  The issuance of the Outstanding Shares has been duly authorized by all necessary corporate action on the part of the Company, and the Outstanding Shares are validly issued, fully paid and nonassessable, and none of the Outstanding Shares were issued in violation of any preemptive or other similar rights of any security holder of the Company arising under the Maryland General Corporation Law (the

(3)  Note to Draft: If this opinion is being delivered in connection with the purchase and sale of Shares pursuant to a Terms Agreement, each reference to the Registration Statement and Prospectus will also include the Time of Sale Prospectus.

(4)  Note to Draft:  If this opinion is being delivered in connection with the purchase and sale of Shares pursuant to a Terms Agreement, each reference to the Sales Agreements will also include such Terms Agreement

“MGCL”) or the Charter or the Bylaws.

6.                                      Based solely on the Officer’s Certificate and any facts otherwise known to us, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or subscribe for, any shares of stock or other securities of the Company, except as described in the Registration Statement and the Prospectus and except for awards issued under the Incentive Plans.  No holder of shares of Common Stock has any preemptive or other similar rights arising under the MGCL or the Charter or the Bylaws.

7.                                      The issuance of the Shares pursuant to the Sales Agreements has been duly authorized by all necessary corporate action on the part of the Company, and, when and if issued and delivered against payment therefor in accordance with the terms of the Sales Agreements, the Resolutions and the Corporate Proceedings,(5) the Shares will be validly issued, fully paid and nonassessable, and no holder of the Shares is or will be subject to personal liability solely by reason of being such a holder.

8.                                      The Form Certificate complies in all material respects with the requirements of the MGCL and the Charter and the Bylaws.  The Shares conform as to legal matters in all material respects to the description thereof set forth in the Registration Statement and the Prospectus under the caption “Description of CyrusOne Inc. Common Stock.”

9.                                      The issuance of the Shares pursuant to the Sales Agreements is not subject to any preemptive or other similar rights of any security holder of the Company arising under the MGCL or the Charter or the Bylaws.

10.                               The issuance of the Outstanding Units has been duly authorized by all necessary limited partnership action on the part of the Operating Partnership, and, the Outstanding Units have been validly issued pursuant to the Partnership Agreement.

11.                               The execution and delivery by each of the Company, the General Partner and the Operating Partnership of, and the performance by each of the Company, the General Partner and the Operating Partnership of its respective obligations under, the Sales Agreements have been duly authorized by all necessary corporate, trust and limited partnership action on the part of the Company, the General Partner and the Operating Partnership, respectively, and each of the Company, the General Partner and the Operating Partnership has duly executed and delivered the Sales Agreements.

12.                               The execution and delivery by the Company of the Sales Agreements, the issuance and sale of the Shares by the Company to the Agent pursuant to the Sales Agreements

(5)  Note to Draft:  “Corporate Proceedings” will be defined as the approval of pricing terms by the Board, a committee thereof, or the authorized officers.

and the consummation by the Company of the transactions contemplated by the Sales Agreements, do not on the date hereof: (a) conflict with the provisions of the Charter or the Bylaws; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the Company; or (c) require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any Maryland statute, rule or regulation applicable to the Company that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

13.                               The execution and delivery by the General Partner of the Sales Agreements, the issuance and sale of the Shares by the Company to the Agent pursuant to the Sales Agreements and the consummation by the General Partner of the transactions contemplated by the Sales Agreements, do not on the date hereof: (a) conflict with the provisions of the Declaration of Trust; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the General Partner; or (c) require any consents, approvals or authorizations to be obtained by the General Partner from, or any registrations, declarations or filings to be made by the General Partner with, any governmental authority under any Maryland statute, rule or regulation applicable to the General Partner that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

14.                               The execution and delivery by the Operating Partnership of the Sales Agreements, the issuance and sale of the Shares by the Company to the Agent pursuant to the Sales Agreements and the consummation by the Operating Partnership of the transactions contemplated by the Sales Agreements, do not on the date hereof: (a) violate the provisions of the Partnership Agreement; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the Operating Partnership; or (c) require any consents, approvals or authorizations to be obtained by the Operating Partnership from, or any registrations, declarations or filings to be made by the Operating Partnership with, any governmental authority under any Maryland statute, rule or regulation applicable to the Operating Partnership that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

15.                               The execution and delivery by each of the Company and the General Partner of, and the performance by each of the Company and the General Partner of its respective obligations under, the Partnership Agreement have been duly authorized by all necessary corporate and trust action on the part of the Company and the General Partner, respectively, and each of the Company and the General Partner has duly executed and delivered the Partnership Agreement, and the Partnership Agreement constitutes a valid and binding agreement of the

Company and the General Partner, enforceable against the Company and the General Partner in accordance with its terms.

16.                               The information in (a) the 10-K under the caption “Risk Factors—Risks Related to our Organizational Structure,” and (b) the Registration Statement and the Prospectus under the captions “Description of CyrusOne Inc. Common Stock,” “Description of CyrusOne Inc. Preferred Stock,” “Description of the Partnership Agreement of CyrusOne LP” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and in Part II of the Registration Statement under the caption “Item 15.  Indemnification of Directors and Officers,” in each case insofar as it constitutes summaries of Maryland law, the Charter, the Bylaws or the Partnership Agreement, or legal conclusions related thereto, has been reviewed by us and is correct in all material respects.

EXHIBIT C

MATTERS TO BE ADDRESSED IN TAX OPINION OF SPECIAL TAX COUNSEL FOR THE COMPANY

1.              Commencing with its taxable year ended on December 31, 2013, CyrusOne has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

2.              Although the discussion set forth in the Prospectus under the heading “U.S. Federal Income Tax Considerations,” as supplemented by the discussion set forth in the Prospectus under the heading “Supplement to U.S. Federal Income Tax Considerations,” does not purport to discuss all possible U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock, subject to the qualifications set forth therein.  The U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock by a holder will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “U.S. Federal Income Tax Considerations” or “Supplement to U.S. Federal Income Tax Considerations” as applied to any particular holder.

C-1

EXHIBIT D

MATTERS TO BE COVERED BY CERTIFICATE OF GENERAL COUNSEL

1.                            To my knowledge, there are no legal or governmental proceedings pending to which the Company or its Subsidiaries is a party or of which any property or assets of the Company or its Subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Sales Agreement); and to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

2.                            To my knowledge, neither the Company nor any of its Subsidiaries is a party to any agreement that would require the inclusion of any securities of the Company owned by any person or entity other than the Company (i) in the Registration Statement, other than those securities that have been included in the Registration Statement, or (ii) in the offering contemplated by the Sales Agreement(6), except as has been duly waived.

(6)  Note to Draft:  If this certificate is being delivered in connection with the purchase and sale of Shares pursuant to a Terms Agreement, each reference to the Sales Agreement will also include such Terms Agreement.

D-1

EXHIBIT E

Common Stock

($0.01 par value)

TERMS AGREEMENT

[•], 2016

[•]

[address]

Ladies and Gentlemen:

CyrusOne Inc., a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in that certain Sales Agreement, dated [•], 2016 (“Sales Agreement”), between the Company, CyrusOne GP, a Maryland statutory trust (the “General Partner”), which is a subsidiary of the Company and the sole general partner of CyrusOne LP, a Maryland limited partnership and subsidiary of the Company (the “Operating Partnership”), and the Operating Partnership and [•] (the “Agent”), to issue and sell to the Agent as principal for resale the shares of its Common Stock specified in Schedule I hereto (“Purchased Shares”).  The Company also proposes to issue and sell to the Agent the additional shares of Common Stock specified in the Schedule I hereto (“Additional Shares”), if and to the extent that the Agent shall have determined to exercise its right to purchase such Additional Shares.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of the Purchased Shares on the Settlement Date, at the time and place and at the purchase price (“Purchase Price”) set forth in the Schedule I hereto.

In addition, the Company agrees to sell to the Agent the Additional Shares, and the Agent shall have the right to purchase up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Agent for any Additional Shares shall be reduced by an amount per Share equal to any dividends declared by the Company and payable on the Purchased Shares but not payable on such Additional Shares. The Agent may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Agent and the date on which such Additional Shares are to be purchased (such date and time being herein referred to as the “Option Settlement Date”).  Each Option Settlement Date must be at least one business day after the written notice is given and may not be earlier than the Settlement Date for the Purchased Shares set forth in Schedule I hereto, nor later than ten business days after the date of such notice.

E-1

Payment of the Purchase Price for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the Option Settlement Date or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by you.  For purposes of clarity, the parties hereto agree that, unless otherwise mutually agreed by the parties in writing, any Option Settlement Date shall be a Settlement Date requiring compliance with the provisions of Sections 6(m), (n) and (o) of the Sales Agreement.

The Purchased Shares and any Additional Shares shall be registered in such names and in such denominations as the Agent shall request in writing not later than one full business day prior to the Settlement Date or the applicable Option Settlement Date, as the case may be.  The Purchased Shares and any Additional Shares shall be delivered to the Agent on the Settlement Date or an Option Settlement Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Shares to the Agent duly paid, against payment of the Purchase Price therefor.

Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent, as sales agent of the Company, of offers to purchase Shares is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provision had been set forth in full herein, mutatis mutandis.  Each reference to the Prospectus (including any covenants or representations and warranties relating thereto) shall be deemed to refer to the Prospectus, as amended and supplemented to relate to the Purchased Shares and the Additional Shares, and each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Settlement Date and any Option Settlement Date.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR OF ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED.

[Signature page follows.]

E-2

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Sales Agreement incorporated herein by reference, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

CyrusOne Inc.

By:
Name:
Title:

CyrusOne GP

By: CyrusOne Inc., as the sole trustee

By:
Name:
Title:

CyrusOne LP

By: CyrusOne GP, as the sole general partner

By: CyrusOne Inc., as the sole trustee

By:
Name:
Title:

[Signature Page to Terms Agreement]

Accepted as of the date hereof

[ • ]

By:	[•]

By:
Name:
Title:

SCHEDULE I TO TERMS AGREEMENT

Title of Purchased Shares and Additional Shares:	CyrusOne Inc. common stock ($0.01 par value).

Number of Purchased Shares:	[•]

Number of Additional Shares:	[•]

Price to public:	[•]

Purchase Price:	[•]

Method of Payment of Purchase Price:	By wire transfer to a bank account specified by the Company in immediately available funds.

Method of delivery:	Free delivery of the Shares to the Agent’s account at The Depository Trust Company against payment of the Purchase Price.

Settlement Date, time and location:	[•]

Documents to be delivered at the Settlement Date:

The following documents referred to in the Sales Agreement shall be delivered as a condition to the closing at the Settlement Date:

(1) The officer’s certificates referred to in Section 5(b) and (f).

(2) The opinions referred to in Sections 5(c), (d), (e) and (f).

(3) The general counsel’s certificate referred to in Section 5(g).

(4) The accountants’ letters referred to in Section 5(h) and (j).

Documents to be delivered at the Option Settlement Date:

The obligations of the Agent to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Settlement Date of such documents as you may reasonably request with respect to the good standing of the Company, the General Partner and the Operating Partnership, the due authorization and issuance of the Additional Shares to be sold on such Option Settlement Date and other matters related to the issuance of such Additional Shares.